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                                                                 Exhibit (h)(d)

                              SUBLICENSE AGREEMENT

     This Sublicense Agreement ("AGREEMENT") is entered into as of August 31, 2004 by and between PowerShares Capital Management, LLC, a Delaware corporation with offices at 855 West Prairie Avenue, Wheaton, IL 60187 ("POWERSHARES"), and PowerShares Exchange-Traded Fund Trust ("LICENSEE").

     WHEREAS, PowerShares, through licenses with index providers (each an "Index Provider"), has the right to license the Indexes and Marks listed in Exhibit A, for use in connection with the financial products listed in Exhibit A ("PRODUCTS");

     WHEREAS, Licensee desires to use the Indexes and Marks in connection with the distribution of Products and PowerShares is willing to grant Licensee a license for such use.

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, and for good and valuable consideration set forth in the Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. GRANT OF LICENSE. PowerShares grants Licensee a non-exclusive, non-transferrable right and license to use and refer to the Indexes and Marks in connection with the creation, issuance, trading and marketing of Products pursuant to the terms and conditions of this Agreement.

     2. OWNERSHIP AND VALIDITY. Licensee acknowledges Index Providers' ownership of the entire right, title and interest in and to the Indexes and Marks and Licensee's use shall inure to the sole benefit of the applicable Index Provider.

     3. QUALITY CONTROL. PowerShares shall have the right to monitor the quality of the Products offered by Licensee pursuant to this Agreement. Licensee agrees that the nature and quality of the Products using the Indexes and Marks shall meet or exceed the standards set by PowerShares or Index Provider. Licensee's failure to conform to such quality controls may result in the termination of this Agreement.

     Licensee shall include, unless a substitute is approved by PowerShares, in which case such substitute shall be included, the following notice in all informational materials relating to the licensed Indexes and Marks, and agrees upon request to furnish a copy (copies) thereof to PowerShares:

          The [Specification of applicable Index] Indexes ( the "Indexes") are trademarks of [Specification of applicable Index Provider] (the "Index Provider") which are licensed for use by [Licensee] in connection with [specification of applicable Products] (the "Products"). The Products are not sponsored or endorsed by the Index Provider and the Index Provider makes no warranty or representation as to the accuracy and/or completeness of the Indexes or the results to be obtained by any person from the use of the Indexes or the trading of the Products.

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     4.   TERM. This Agreement shall become effective upon signatures of both parties and remain in effect unless terminated by either party as provided herein.

     5. TERMINATION. Licensee may terminate this Agreement upon sixty (60) days prior written notice. PowerShares may terminate this Agreement upon sixty
(60) days prior written notice or immediately upon Licensee's breach of this Agreement.

     6. FEES. Licensee shall pay PowerShares a license fee for each product as set forth in Exhibit A. The fee shall be equal to or less than the license cost paid by PowerShares to the Index Provider. The fee shall be paid based on the schedule as set forth below:

Licensee shall calculate the fees payable to PowerShares under this Agreement on a calendar quarterly basis and remit to PowerShares the amount due within thirty
(30) days following the close of each quarter, with a statement of account signed by a duly authorized officer. Each payment shall be accompanied by a full accounting of the basis for the calculation of the fee. Licensee shall keep accurate books and records of such account as are necessary to document all amounts due to PowerShares hereunder and PowerShares, or its authorized agent, shall have the right at its own expense and not more frequently than twice a year, to examine such books of account and records to verify the payment due hereunder, provided, however, if PowerShares determines that it has been underpaid by five percent (5%) or more with respect to the payments being audited, the cost of the audit shall be paid by Licensee. If such examination discloses an overpayment or underpayment of the amounts due hereunder, an adjusting payment shall be made within thirty (30) business days to correct such overpayment or underpayment. Such audit right shall continue for twelve (12) months following termination of this Agreement.

     7. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and the understanding between the parties. No modification or amendment of this Agreement shall be valid or binding unless made in writing and signed on behalf of the parties by their duly authorized officers or representatives.

     8. EXECUTION. This Agreement may be executed simultaneously with any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.   GENERAL PROVISIONS.

     (a) A party may not assign this Agreement and/or any of its rights and/or obligations hereunder, except to an affiliate or successor in interest, without the prior written consent of the other party, and any attempted assignment by a party requiring the consent of the other party which is made by the assigning party without the other party's prior consent shall be null and void.

     (b) No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon either Party unless in writing signed by an authorized representative of

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such party. No waiver by either Party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of that or any other provision on any other occasion.

     (c) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois, without regard to its conflict of law provisions.

     (d) In the event any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in effect and the Agreement shall be read as though the offending provision had not been written or as the provision shall be determined by such court to be read.

     IN WITNESS WHEREOF, PowerShares and Licensee have caused this Agreement to be duly executed on their behalf in the manner legally binding upon them.


                                        POWERSHARES CAPITAL MANAGEMENT,
                                        LLC


                                        Signature:
                                                  ----------------------------
                                        By:       H. Bruce Bond
                                        Title:    President


                                        POWERSHARES EXCHANGE-TRADED FUND
                                        TRUST


                                        Signature:
                                                  ----------------------------
                                        By;       H. Bruce Bond
                                        Title:    Chairman and CEO

                                    EXHIBIT A

INDEX PROVIDER               MARKS
-------------------------------------------------------------
AMEX                  American Stock Exchange
AMEX                  Amex
AMEX                  Amex Listed
AMEX                  Intellidex

Value Line            Value Line Rank 1 Strategy
Value Line            Value Line
Value Line            The Value Line Investment Survey
Value Line            Value Line Publishing, Inc.

Zacks                 Zacks Investment Management Inc.
Zacks                  Zacks Rank
Zacks                 Zacks Investment Research

USX China             Halter Financial Inc.
USX China             USX China Index

Mergent               Mergent
Mergent               Dividend Achievers

WilderShares          WilderShares LLC
WilderShares          WilderHill Clean Energy Index

INDEX PROVIDER                   INDEX AND MARK                         LICENSE FEE            POWERSHARES PRODUCT
------------------------------------------------------------------------------------------------------------------------------------
AMEX           Dynamic Market Intellidex(SM) Index                         0.03%      Dynamic Market Portfolio
AMEX           Dynamic OTC Intellidex(SM) Index                            0.03%      Dynamic OTC Portfolio
AMEX           Dynamic Large Cap Growth Intellidex(SM) Index               0.03%      Dynamic Large Cap Growth Portfolio
AMEX           Dynamic Consumer Electronics Intellidex(SM) Index           0.03%      Dynamic Consumer Electronics Portfolio
AMEX           Dynamic Large Cap Value Intellidex(SM) Index                0.03%      Dynamic Large Cap Value Portfolio
AMEX           Dynamic Mid Cap Growth Intellidex(SM) Index                 0.03%      Dynamic Mid Cap Growth Portfolio
AMEX           Dynamic Mid Cap Value Intellidex(SM) Index                  0.03%      Dynamic Mid Cap Value Portfolio
AMEX           Dynamic Small Cap Growth Intellidex(SM) Index               0.03%      Dynamic Small Cap Growth Portfolio
AMEX           Dynamic Small Cap Value Intellidex(SM) Index                0.03%      Dynamic Small Cap Value Portfolio
AMEX           Dynamic Aerospace & Defense Intellidex(SM) Index            0.03%      Dynamic Aerospace & Defense Portfolio
AMEX           Dynamic Biotechnology & Genome Intellidex(SM) Index         0.03%      Dynamic Biotechnology & Genome Portfolio
AMEX           Dynamic Leisure and Entertainment Intellidex(SM) Index      0.03%      Dynamic Leisure and Entertainment Portfolio
AMEX           Dynamic Food & Beverage Intellidex(SM) Index                0.03%      Dynamic Food & Beverage Portfolio
AMEX           Dynamic Hardware Intellidex(SM) Index                       0.03%      Dynamic Hardware Portfolio
AMEX           Dynamic Brand Name Products Intellidex(SM) Index            0.03%      Dynamic Brand Name Products Portfolio
AMEX           Dynamic Internet Software & Services Intellidex(SM) Index   0.03%      Dynamic Internet Software & Services Portfolio
AMEX           Dynamic Media Intellidex Index                              0.03%      Dynamic Media Portfolio
AMEX           Dynamic Networking Intellidex(SM) Index                     0.03%      Dynamic Networking Portfolio
AMEX           Dynamic Pharmaceuticals Intellidex(SM) Index                0.03%      Dynamic Pharmaceuticals Portfolio
AMEX           Dynamic Semiconductors Intellidex(SM) Index                 0.03%      Dynamic Semiconductors Portfolio
AMEX           Dynamic Software Intellidex(SM) Index                       0.03%      Dynamic Software Portfolio
AMEX           Dynamic Telecommunication Services Intellidex(SM) Index     0.03%      Dynamic Telecommunication Services Portfolio
AMEX           Dynamic Wireless Intellidex(SM) Index                       0.03%      Dynamic Wireless Portfolio

INDEX PROVIDER                   INDEX AND MARK                      LICENSE FEE            POWERSHARES PRODUCT
------------------------------------------------------------------------------------------------------------------------------------
USX / Halter   USX China Index(SM)                                      0.10%    Golden Dragon Halter USX China Portfolio
WilderShares   WilderHill Clean Energy Index                            0.10%    WilderHill Clean Energy Portfolio
Mergent Inc.   Dividend Achievers(TM)50 Index                           0.10%    High Yield Equity Dividend Achievers(TM)Portfolio
Zacks Inv Mgmt Zacks Rank Large Cap Index                               0.10%    Zacks Rank Large Cap Portfolio
               Zacks Investment Research
Value Line     Value Line #1 Timeliness(TM)and Safety(TM)Index          0.10%    Value Line #1 Timeliness(TM)and Safety(TM)Portfolio
               Value Line Marks